                                                                   EXHIBIT 10.17

                               MERGER AGREEMENT

     THIS MERGER AGREEMENT (together with the Exhibits and Schedules hereto, the "Agreement"), dated September 29, 1998, is entered into by and among SciQuest, Inc., a North Carolina corporation ("Buyer"), SciQuest Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of Buyer
("Acquisition"), and BioSupplyNet, Inc., a Delaware corporation
("BioSupplyNet").

     WHEREAS, this Agreement contemplates the merger of Acquisition with and into BioSupplyNet, with BioSupplyNet surviving the merger as a wholly-owned subsidiary of Buyer (the "Merger"); and

     WHEREAS, in the Merger, the stockholders of BioSupplyNet will receive shares of Series C Convertible Preferred Stock, par value $0.001 per share, of Buyer (the "Buyer Preferred Stock") in exchange for their capital stock of BioSupplyNet.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger. Concurrently with the execution hereof, Acquisition is
          ----------
merging with and into BioSupplyNet through the filing of Articles of Merger with the Office of the Secretary of State of the State of North Carolina, in accordance with the applicable provisions of the North Carolina Business Corporation Act, and a Certificate of Merger with the Office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law (the time of the later of such filings is hereinafter referred to as the "Effective Time"). From and after the Effective Time, the separate existence of Acquisition shall cease and BioSupplyNet shall continue as the surviving corporation (the "Surviving Corporation").

     1.2  The Closing.  The closing of the Merger (the "Closing") is taking
          -----------
place at the offices of Hutchison & Mason PLLC in Raleigh, North Carolina, simultaneously with the execution hereof. At the Closing, each party is executing and delivering to the other all such agreements, documents, and instruments as may be required or contemplated by this Agreement or as may be reasonably requested by any party to effect and evidence the consummation of the Merger, all of which are in a form and substance reasonably satisfactory to the other parties.

     1.3  Conversion of BioSupplyNet Stock; Exchange Ratio.
          -------------------------------- ---------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Acquisition, BioSupplyNet or their respective stockholders, each share of BioSupplyNet Common and BioSupplyNet Preferred (each as defined in Section 2.3 hereof and collectively, the "BioSupplyNet Stock") issued and outstanding immediately prior to the Merger (the "Shares") is being canceled and converted automatically into the right to receive a number of unregistered shares of Buyer Preferred Stock equal to the Exchange Ratio (as defined in Section 1.3(b) hereof) (the "Merger Shares"). The Merger Shares constitute all of the consideration (the "Merger Consideration") to be issued to the stockholders of BioSupplyNet (collectively, the "Stockholders") or any other person in respect of BioSupplyNet Common or BioSupplyNet Preferred. No fractional shares are being issued as Merger Consideration. If any Stockholder would be entitled to receive a fractional share but for the preceding sentence, such Stockholder will, in lieu of such fractional share, receive a full share of Buyer Preferred Stock

          (b) The number of unregistered shares of Buyer Preferred Stock being issued in cancellation of and exchange for each Share is 0.3576290 shares of Buyer Preferred Stock (the "Exchange Ratio").

     1.4  Surrender of Certificates for BioSupplyNet Stock.  At the Closing,
          ------------------------------------------------
each Stockholder is delivering to Buyer certificates evidencing all of the Shares owned by such Stockholder in exchange for certificates representing the shares of Buyer Preferred Stock to be delivered to such Stockholder in exchange therefor pursuant to Section 1.3 hereof, subject to the escrow required by
Section 1.8 hereof (the "Escrow").

     1.5  Delivery of Merger Consideration.  At the Closing, each Stockholder is
          --------------------------------
receiving a number of shares of Buyer Preferred Stock equal to 90% of the Merger Consideration that such Stockholder is entitled to receive pursuant to Section
1.3 hereof (rounded to the nearest whole share), and the balance of the Merger Consideration that such Stockholder is entitled to receive pursuant to Section
1.3 hereof is being deposited into escrow pursuant to Section 1.8(a) hereof.

     1.6  Dissenting Shares.
          -----------------

          (a) For purposes of this Agreement, "Dissenting Shares" means Shares held as of the Effective Time by a Stockholder who has not voted such Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected, and not effectively withdrawn or forfeited, in accordance with Section 262 of the Delaware General Corporation Law. Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration, unless the Stockholder holding such Dissenting Shares shall have forfeited such Stockholder's right to appraisal under the Delaware General Corporation Law or withdrawn such Stockholder's demand for appraisal. If such Stockholder has so forfeited or withdrawn such Stockholder's right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such Stockholder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Shares pursuant to Section
1.3 hereof, and (ii) promptly following the occurrence of such event, the Buyer or the Surviving Corporation shall deliver to such Stockholder shares of Buyer Preferred Stock representing 90% of the Merger Consideration to which such Stockholder is entitled pursuant to
Section 1.3 hereof and shall deposit with the Escrow Agent (as defined below) shares of Buyer Preferred Stock representing the balance of the Merger Consideration to which such Stockholder is entitled pursuant to Section 1.3 hereof.

          (b) BioSupplyNet shall give the Buyer (i) prompt notice of any written demands for appraisal of any Shares, withdrawals of such demands, and any other instruments that relate to such demands received by BioSupplyNet and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. BioSupplyNet shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Shares or offer to settle or settle any such demands.

     1.7  Options and Warrants.
          --------------------

          (a) At the Closing, (i) each outstanding option to acquire shares of capital stock of BioSupplyNet (individually, an "Option" and collectively, the "Options") is being cancelled and exchanged for an option to acquire, on equivalent terms and conditions as were applicable to such Option prior to the Merger, a number of shares of Buyer Common (as defined in Section 3.3 hereof), and at an exercise price per share, as set forth on Schedule 1.7 hereto (individually, a "Buyer Option" and collectively, the "Buyer Options"); (ii) all outstanding warrants to acquire shares of capital stock of BioSupplyNet (the "Warrants") are being cancelled and terminated and, simultaneously with the Closing, the Buyer is issuing the Buyer Warrants (as defined in Section 4.2 hereof); and (iii) all other rights to acquire shares of capital stock of BioSupplyNet are being terminated.

          (b) Effective as of the Closing, BioSupplyNet is terminating all stock option plans and other stock or equity-related plans of BioSupplyNet (the "Stock Plans").

     1.8  Escrow.
          ------

          (a) Simultaneously with the execution hereof, the Buyer or Acquisition is depositing with the Escrow Agent a number of shares of Buyer Preferred Stock equal to 10% of the Merger Consideration, as described in Section 1.3 hereof, including any amounts to be deposited into escrow pursuant to the last sentence of Section 1.6(a) hereof (collectively, the "Escrowed Shares"), for the purpose of satisfying the indemnification obligations of the Stockholders set forth in
Article VI of this Agreement. The Escrowed Shares shall be held by the Escrow Agent under and pursuant to the terms of an Escrow Agreement, in the form of Exhibit A, by and among the Buyer, the Escrow Agent, the Indemnification
---------
Representative (each as defined herein) and each of the Stockholders (the "Escrow Agreement"). The Escrowed Shares shall remain in the Escrow for one (1) year following the Effective Time in order to satisfy the Stockholders' indemnification obligations under Article VI hereof. During such one (1) year period, all cash dividends, if any, paid with respect to the Escrowed Shares shall be the property of, and shall be delivered to, the Stockholders, each in accordance with their respective ownership interests, and each of the Stockholders shall have the sole power to exercise all voting rights pertaining to their pro rata portion of Escrowed Shares. All shares issued in respect of the Escrowed Shares (including, without limitation, shares issued in connection with stock dividends, stock splits, recapitalizations, reorganizations or similar transactions affecting the Buyer Preferred Stock) shall, upon issuance, be deposited in the Escrow, held subject to the terms and conditions of the Escrow Agreement and treated for all purposes as Escrowed Shares.

          (b) The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute approval by the Stockholders of the Escrow Agreement and the appointment of Centura Bank as the escrow agent (the "Escrow Agent") thereunder and of all of the arrangements relating thereto, including, without limitation, the placement in escrow of the Escrowed Shares and the appointment of Harris & Harris Group, Inc., a New York corporation ("Harris"), to serve as the Indemnification Representative (the "Indemnification Representative") to act as the representative of the Stockholders for purposes of the Escrow Agreement and this Agreement.

     1.9  Legend.  Each certificate of the Buyer Preferred Stock issued in
          ------
connection with the Merger will bear a legend to evidence restrictions upon its transferability by virtue of the requirements of the Securities Act of 1933, as amended (the "Securities Act") and state securities laws. The legend shall read substantially as follows:

          THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS COVERING SUCH SHARES, COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     1.10 Conversion of Subsidiary Stock.  At the Closing, by virtue of the
          ------------------------------
Merger and without any action on the part of the Buyer, Acquisition, BioSupplyNet or their respective stockholders, each share of Common Stock, having no par value per share, of Acquisition issued and outstanding immediately prior to the Merger is being converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Acquisition evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.11 Certificate of Incorporation.  After the Effective Time, the
          ----------------------------
Certificate of Incorporation of BioSupplyNet as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     1.12  Bylaws.  After the Effective Time, the Bylaws of BioSupplyNet as in
           ------
effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended or repealed in accordance with the provisions thereof and applicable law.

     1.13  Directors and Officers.  Immediately after the Effective Time, the
           ----------------------
directors and officers of Acquisition immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall serve in such capacities until their respective successors are duly elected and qualified.

     1.14  No Further Rights.  As of the Effective Time, the Stockholders shall
           -----------------
cease to have any rights as stockholders of BioSupplyNet.


                                  ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF BIOSUPPLYNET

     BioSupplyNet represents and warrants to Buyer as follows:

     2.1  Organization and Good Standing.  BioSupplyNet is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. BioSupplyNet has all requisite power and authority to own, operate and/or lease the BioSupplyNet Assets (as defined below) and the other properties owned or used in its business (including, without limitation, intangible property) (collectively with the BioSupplyNet Assets, the "BioSupplyNet Business Assets") and to conduct the operations of its business as presently conducted. BioSupplyNet is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 2.1, which are all the
                                             ------------
jurisdictions in which it is required to be so qualified other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 2.4) on BioSupplyNet.

     2.2  Authority.  BioSupplyNet has all requisite power and authority to
          ---------
execute and deliver this Agreement and the other documents, certificates and instruments contemplated hereby (collectively with the Merger Agreement, the "Transaction Documents") to which it is a party and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents to which BioSupplyNet is a party, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and stockholder action. Each of the Transaction Documents to which BioSupplyNet is a party has been duly executed and delivered by BioSupplyNet and constitutes a valid and binding obligation of BioSupplyNet, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.3  Capitalization.  The authorized capital stock of BioSupplyNet consists
          --------------
of (a) 3,000,000 shares of common stock, $.001 par value (the "BioSupplyNet Common"), of which 327,833 shares are issued and outstanding and no shares are held in the treasury of BioSupplyNet and (b) 1,200,000 shares of Preferred Stock, $.001 par value ("BioSupplyNet Preferred"), of which 1,200,000 shares are designated Series A Convertible Preferred Stock, 1,200,000 shares of which are issued and outstanding. [947,500] shares of BioSupplyNet Common are reserved for issuance upon exercise of Warrants and Options for the purchase of the BioSupplyNet Common. Schedule 2.3
                                                                  ------------
sets forth a complete and accurate list of (i) all stockholders of BioSupplyNet, indicating the number of shares held by each stockholder, (ii) all holders of Options and Warrants and other rights to acquire shares of capital stock of BioSupplyNet ("Rights"), including the number of shares subject to each Option, Warrant and Right, and (iii) all of the Stock Plans. All of the issued and outstanding shares of BioSupplyNet Common and BioSupplyNet Preferred are, and all shares that may be issued prior to the Effective Time upon exercise of Options, Warrants and Rights will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which BioSupplyNet is a party or which are binding upon BioSupplyNet providing for the issuance, disposition or acquisition of any of its capital stock, other than as listed in Schedule 2.3. There are no plans providing for stock options or
          ------------
similar rights other than the Stock Plans listed in Schedule 2.3.  There are no
                                                    ------------
outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of BioSupplyNet. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of BioSupplyNet other than as listed in Schedule 2.3. All of the Shares, and the outstanding Options,
             ------------
Warrants and Rights were issued in compliance with applicable federal and state securities laws.

     2.4  Effect of Agreement.  The execution, delivery and performance of the
          -------------------
Transaction Documents to which BioSupplyNet is a party do not and will not: (a) conflict with the Certificate of Incorporation or Bylaws of BioSupplyNet; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to BioSupplyNet or the BioSupplyNet Business Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, BioSupplyNet Business Assets, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of BioSupplyNet or impair the ability of BioSupplyNet to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the BioSupplyNet Contracts (as defined below); (d) create any security interest, mortgage, lien, claim, or encumbrance of any kind on any of the BioSupplyNet Business Assets; or (e) except for the filing of Articles of Merger and a Certificate of Merger with the Secretaries of State of the States of North Carolina and Delaware, respectively, require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of BioSupplyNet. The matters described on Schedule 2.4 are referred to as the "BioSupplyNet Required
             ------------
Consents."

     2.5  Financials; Books. The audited balance sheet, statements of
          -----------------
operations, changes in stockholders' equity and cash flows for the fiscal years ended June 30, 1997 and June 30, 1998 (collectively, the "BioSupplyNet Financial Statements"), true and complete copies of which are attached hereto as Schedule
                                                                       --------
2.5, (a) are true, complete and correct in all material respects; (b) are in
---
accordance with the books and records of BioSupplyNet; and (c) present fairly, in all material respects, the assets, liabilities and financial condition of BioSupplyNet as of the respective dates thereof, and the results of operations for the periods then ending in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. BioSupplyNet has no liability or obligation that is not reflected or reserved against on the audited balance sheet for the twelve months ending June 30, 1998 (the "BioSupplyNet Balance Sheet"), except for those that are not required by generally accepted accounting principles to be included therein or those that have been incurred in the ordinary course of business since the date of the BioSupplyNet Balance Sheet (none of which may reasonably be expected to have a Material Adverse Effect on BioSupplyNet). The books and records of BioSupplyNet are true, accurate and complete in all material respects and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

     2.6  Title to and Sufficiency of Assets and other Property. Set forth on
          -----------------------------------------------------
Schedule 2.6 is a true and complete list of all material inventory, machinery,
------------
equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by BioSupplyNet and used in connection with its business (the "BioSupplyNet Assets"). BioSupplyNet has good and marketable title to all of the BioSupplyNet Business Assets, free and clear of all security interests, mortgages, liens, claims and encumbrances of every kind except for liens for current taxes not yet due and payable and as disclosed on Schedule 2.6. The BioSupplyNet Business Assets
                            ------------
constitute all of the assets of any nature required to operate BioSupplyNet's business in the manner presently operated by BioSupplyNet. The BioSupplyNet Assets (a) are in good operating order, condition and repair (ordinary wear and tear excepted), (b) are suitable for use in the ordinary course of business of BioSupplyNet's business and (c) are free from material defects.

     2.7  Real Property.  BioSupplyNet owns no real property. Schedule 2.7
          -------------                                       ------------
contains true and correct descriptions of all real property leased by BioSupplyNet (the "BioSupplyNet Leased Real Property") and used in connection with its business, and all buildings, fixtures and improvements thereon (the "Improvements"). All Improvements effected by BioSupplyNet and, to the knowledge of BioSupplyNet, all Improvements, conform in all material respects to all applicable state and local laws, health and safety ordinances and zoning and building ordinances. None of the Improvements effected by BioSupplyNet and, to the knowledge of BioSupplyNet, none of the Improvements, encroach on the property of any third person. To the knowledge of BioSupplyNet, the BioSupplyNet Leased Real Property is zoned for the purposes for which such property is presently being used, or has a valid variance therefrom.

     2.8  Contracts and Leases.  Schedule 2.8 lists all contracts, commitments,
          --------------------   ------------
agreements, understandings, obligations (including agreements for the borrowing of money or the extension of credit) that involve a commitment or expenditure by, or revenue to, BioSupplyNet of in excess of $10,000, leases (including leases for the BioSupplyNet Leased Real Property) and licenses, whether written or oral, to which BioSupplyNet is party or by which BioSupplyNet or the BioSupplyNet Business Assets is bound (collectively, the "BioSupplyNet Contracts"). Each of the BioSupplyNet Contracts is valid, binding and enforceable against BioSupplyNet in accordance with its terms and is in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

There are no existing defaults on the part of BioSupplyNet or, to the knowledge of BioSupplyNet, any other party to the BioSupplyNet Contracts, and, to the knowledge of BioSupplyNet, no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults under any of the BioSupplyNet Contracts. The execution, delivery and performance of this Agreement does not and will not, with respect to any BioSupplyNet Contract, (a) constitute a default or accelerate the obligations thereunder, (b) require the consent of any person or party, except for the BioSupplyNet Required Consents, or (c) affect the enforceability or validity thereof or the terms thereof.

     2.9  Receivables.  All accounts receivables of BioSupplyNet (the
          -----------
"BioSupplyNet Receivables") are, and will be at the Effective Time, legal, valid and binding obligations and arose in the ordinary course of business. To the knowledge of BioSupplyNet, the BioSupplyNet Receivables are not subject to any counterclaim, set off, defense, security interest, claim or encumbrance. BioSupplyNet has made available to Buyer complete and correct copies of all instruments, documents and agreements evidencing such BioSupplyNet Receivables, including, without limitation, an aging schedule related to the BioSupplyNet Receivables.

     2.10 Intellectual Property.
          ---------------------

          (a) Intellectual Property Rights. Schedule 2.10(a) hereto sets forth a
              ----------------------------  ----------------
complete and correct list of (i) all patents (the "BioSupplyNet Patents"), trademarks, trade names (including all federal and state registrations pertaining thereto), proprietary databases and registered copyrights owned by BioSupplyNet (collectively with all unregistered copyrights, the "BioSupplyNet Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by BioSupplyNet in its businesses which are material to its business and are used pursuant to a license or other right granted by a third party, and all agreements related thereto (collectively, the "BioSupplyNet Licensed Intellectual Property", and together with the BioSupplyNet Proprietary Intellectual Property referred to as "BioSupplyNet Intellectual Property"). Each of the federal, state and other governmental registrations with any country pertaining to the BioSupplyNet Proprietary Intellectual Property is valid and in full force and effect. BioSupplyNet owns, or has the right to use pursuant to valid and effective agreements, all BioSupplyNet Intellectual Property, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such rights. No claims are pending against BioSupplyNet by any person with respect to the use of any BioSupplyNet Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to have a Material Adverse Effect on BioSupplyNet, and, to the knowledge of BioSupplyNet, the current use by BioSupplyNet of the Intellectual Property does not in any material respect infringe upon the rights of any third party. Schedule 2.10(a) sets forth a list
                                              ----------------
of all jurisdictions in which BioSupplyNet is operating under a trade name, and each jurisdiction in which any such trade name is registered. No BioSupplyNet Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding of which BioSupplyNet has received notice, nor is BioSupplyNet aware of any potentially interfering patent or patent application of any third party. To the knowledge of BioSupplyNet, no person or entity is presently selling or marketing a product which is covered by the Patents, and, to the knowledge of BioSupplyNet, the Patents have not been challenged or threatened in any way. No current or former BioSupplyNet employee is named as an inventor on any pending patent application. All of the BioSupplyNet Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and to the knowledge of BioSupplyNet, there is no currently existing circumstance which would render the BioSupplyNet Patents invalid or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (b) BioSupplyNet Computer Software and Hardware.
              -------------------------------------------

              (i)  Schedule 2.10(b) hereto sets forth a true and complete list
                   ----------------
of: (a) all software and associated documentation owned by BioSupplyNet material to the business of BioSupplyNet, other than custom-developed software developed for and assigned to a BioSupplyNet customer, that was owned by BioSupplyNet as of the date of its incorporation (such items set forth on Schedule 2.10(b)
                                                          ----------------
together with all software and associated documentation material to the business of BioSupplyNet developed by BioSupplyNet since the date of its incorporation are hereinafter referred to as the "BioSupplyNet Proprietary Software"); (b) all software (other than the BioSupplyNet Proprietary Software and "shrink-wrap" software) used by BioSupplyNet or its employees in connection with the business of BioSupplyNet (the "BioSupplyNet Licensed Software" and together with the BioSupplyNet Proprietary Software, the "BioSupplyNet Software"). BioSupplyNet has all rights that are necessary or appropriate to distribute, license or sublicense the BioSupplyNet Software to third parties and to appoint others to do any of the foregoing to the extent that distribution, licensing or sublicensing of such software is necessary to the conduct of business of BioSupplyNet. BioSupplyNet has or has the right to use all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Material Adverse Effect on BioSupplyNet. The BioSupplyNet Software consists of: (a) source and object code embodied in magnetic media; and (b) all development and procedural tools, documentation and manuals necessary to maintain, enhance, develop derivative works, support and service the BioSupplyNet Proprietary Software in accordance with historical practice, including licenses to use compilers, assemblers, libraries and other aids.

              (ii) BioSupplyNet has a valid right, title and interest in and to all intellectual property rights in the BioSupplyNet Proprietary Software, including all worldwide copyrights, trade secrets, trademarks, moral rights and proprietary and confidential information rights therein. The BioSupplyNet Proprietary Software is free and clear of all liens, claims and encumbrances. The use by BioSupplyNet of the BioSupplyNet Licensed Software and the use and distribution of the BioSupplyNet Proprietary Software in the manner currently used and distributed by BioSupplyNet complies with the terms of all contracts and agreements to which BioSupplyNet is a party or by which it is bound and is in compliance with all applicable laws, regulations and codes of any foreign, U.S., state or local authority, including without limitation, all U.S. Export Administration Regulations. BioSupplyNet has been granted under the license agreements relating to the BioSupplyNet Licensed Software (the "BioSupplyNet License Agreements") valid and subsisting license rights with respect to all software comprising the BioSupplyNet Licensed Software and such rights may be exercised anywhere in the world. BioSupplyNet is in compliance with each of the terms and conditions of each of the BioSupplyNet License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on BioSupplyNet. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3 or Microsoft

Word), BioSupplyNet has not made and is not, to the knowledge of BioSupplyNet, using any unauthorized copies of any such software programs and, to the knowledge of BioSupplyNet, none of the employees, agents or representatives of BioSupplyNet have made or are using any such unauthorized copies, except as would not have a Material Adverse Effect on BioSupplyNet.

              (iii) To the knowledge of BioSupplyNet, the BioSupplyNet Proprietary Software and such of the BioSupplyNet Licensed Software as is bundled with or is otherwise an integral part of the BioSupplyNet Proprietary Software does not infringe the patent, copyright or trade secret rights or any other intellectual property right of any third party which may exist anywhere in the world.

              (iv) BioSupplyNet has not granted rights in the BioSupplyNet Software to any third party except for rights granted to customers in the ordinary course of business pursuant to contracts with customers.

              (v) There have been no problems experienced by BioSupplyNet in the past twelve (12) months with respect to the BioSupplyNet Software, the related computer hardware used by BioSupplyNet in its operations or the provision of services to BioSupplyNet clients which have arisen outside the ordinary course of business and would have a Material Adverse Effect on BioSupplyNet.

              (vi) The BioSupplyNet Proprietary Software is, and such of the BioSupplyNet Licensed Software as is bundled with or is otherwise an integral part of the BioSupplyNet Proprietary Software (to the knowledge of BioSupplyNet, after inquiry of the licensors of such BioSupplyNet Proprietary Software) is, "Millennium Compliant" (defined below). For the purposes of this Agreement, "Millennium Compliant" means:

                    (A) the functions, calculations, and other computing processes of such software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to such software, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years;

                    (B) such software accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on or after January 1, 2000;

                    (C) such software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software, whether before, on or after January 1, 2000;

                    (D) such software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner; and

                    (E) such software stores and displays date information in ways that are unambiguous as to the determination of the century.

              (vii) Prior to any export or re-export either directly or indirectly by BioSupplyNet of any software or other technical data, BioSupplyNet has first obtained the written approval or required export license for such export or re-export from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such export or re-export unless the export or re-export of software or other technical data is covered by a license exemption.

     2.11  Litigation. There are no claims, actions, suits or investigations
           ----------
pending, or to the knowledge of BioSupplyNet, threatened, against BioSupplyNet or its business or affecting the BioSupplyNet Business Assets.

     2.12  Compliance with Laws; Permits. There is not outstanding or, to the
           -----------------------------
knowledge of BioSupplyNet, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving BioSupplyNet or its business or the BioSupplyNet Business Assets. BioSupplyNet is currently, and has been at all times, in full compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the BioSupplyNet Business Assets and operations of its business, except for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on BioSupplyNet. BioSupplyNet has obtained all permits, certificates and licenses required for the conduct of its business and the ownership of the BioSupplyNet Business Assets, all of which are described on
Schedule 2.12 (the "BioSupplyNet Permits"). BioSupplyNet is not in violation of
-------------
any of the BioSupplyNet Permits, and no proceedings are pending or, to the knowledge of BioSupplyNet, threatened to revoke or limit any BioSupplyNet Permit.

     2.13  Taxes.  BioSupplyNet has properly completed and timely filed all tax
           -----
returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are accurate, complete and correct as filed, and BioSupplyNet has paid in full or made adequate provision in the BioSupplyNet Financial Statements for all amounts shown to be due thereon. BioSupplyNet has not been notified by any governmental authority that an audit or review of any tax matter is contemplated.

     2.14  Environmental Protection.  No substances that are defined by laws or
           ------------------------
regulations concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, "Hazardous Materials"), to the knowledge of BioSupplyNet, are or have been located in, on or about the BioSupplyNet Leased Real Property or the Improvements. To the knowledge of BioSupplyNet, the BioSupplyNet Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials, and BioSupplyNet has not used, or provided permission to others to use, the BioSupplyNet Leased Real Property for the storage, manufacture or disposal of Hazardous Materials. To the knowledge of BioSupplyNet, no Hazardous Materials have been transported off site from the BioSupplyNet Leased Real Property. Specifically, but without limitation, to the knowledge of BioSupplyNet, there are and have been no storage tanks located on the BioSupplyNet Leased Real Property. BioSupplyNet has complied in all material respects with all federal, state and local environmental laws and regulations.

     2.15  Insurance. Schedule 2.15 describes all insurance policies maintained
           ---------  -------------
by BioSupplyNet with respect to its business and the BioSupplyNet Business Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

     2.16  Labor Matters.  No employees of  BioSupplyNet have been or are
           -------------
represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the knowledge of BioSupplyNet, threatened against BioSupplyNet or its business. BioSupplyNet is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against BioSupplyNet pending or, to the knowledge of BioSupplyNet, threatened.

     2.17  Employee Benefits. Except as set forth on Schedule 2.17, there are no
           -----------------                         -------------
Plans, as defined below, contributed to, maintained or sponsored by BioSupplyNet, to which BioSupplyNet is obligated to contribute or with respect to which BioSupplyNet has any liability or potential liability, whether direct or indirect (including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), of which BioSupplyNet is a member, to the extent BioSupplyNet has any potential liability with respect to such Plans). For purposes of this Agreement, the term "Plans" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     2.18  Absence of Changes. Since June 30, 1998, BioSupplyNet has conducted
           ------------------
the operations of its business only in the ordinary course, and has not:

           (a) Suffered any damage to any BioSupplyNet Business Asset, whether or not covered by insurance, except damage that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BioSupplyNet;

           (b) Sold or disposed of any BioSupplyNet Business Assets, except such sales or dispositions made in the ordinary course of business that would not, either individually or in the aggregate, have a Material Adverse Effect on BioSupplyNet;

           (c) Made any general wage increase for its employees as a group other than in the ordinary course of business;

           (d) Amended or terminated any BioSupplyNet Contract;

           (e) Incurred any obligation or liability, except normal trade or business obligations incurred in the ordinary course of business;

           (f) Introduced any new method of management, operations or accounting;

           (g) Suffered any adverse change in the condition (financial or otherwise), or any other event, that might reasonably be expected to have a Material Adverse Effect on BioSupplyNet; or

           (h) Agreed, whether in writing or otherwise, to take any action described in this Section 2.18.

     2.19  Related Party Transactions.  Except as set forth on Schedule 2.19,
           --------------------------                          -------------
the BioSupplyNet Contracts do not include any agreement with or any other commitment to (a) any officer or director of BioSupplyNet; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which BioSupplyNet or any such officer, director or related person has an equity or participating interest.

     2.20  Disclosure.  No representation, warranty or statement made by
           ----------
BioSupplyNet in this Agreement or the exhibits or schedules hereto, or in any other document, certificate or other instrument furnished or to be furnished to Buyer by or on behalf of BioSupplyNet at or prior to the Closing pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading.

     2.21  Subsidiaries.  BioSupplyNet has no wholly owned or partially owned
           ------------
subsidiaries.

     2.22  Brokers' Fees. BioSupplyNet has not retained any broker, finder or
           -------------
agent, nor has any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Stockholders as follows:

     3.1  Organization and Good Standing. Buyer is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of North Carolina. Buyer has all requisite power and authority to own, operate and/or lease the Buyer Assets (as defined below) and the other properties owned or used in its business (including, without limitation, intangible property) (collectively with the Buyer Assets, the "Buyer Business Assets") and to conduct the operations of its business as presently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 3.1, which are
                        ------------
all the jurisdictions in which it is required to be so qualified other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on Buyer.

     3.2  Authority. Each of Buyer and Acquisition has all requisite power and
          ---------
authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and stockholder action on the part of each of Buyer and Acquisition. Each of the Transaction Documents to which Buyer or Acquisition is a party has been duly executed and delivered by such party and each constitutes a valid and binding obligation of Buyer and Acquisition, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.3  Capitalization.  Immediately prior to the Effective Time, the
          --------------
authorized capital stock of Buyer consists of (a) 20,000,000 shares of common stock, no par value (the "Buyer Common"), of which 19,749,980 shares are designated Class A Common Stock, 2,250,000 shares of which are issued and outstanding, 250,020 shares are designated Class B Common Stock, 250,020 shares of which are issued and outstanding and no shares are held in the treasury of Buyer; and (b) 10,000,000 shares of Preferred Stock no par value ("Buyer Preferred"), of which 769,231 shares are designated Series A Convertible Preferred Stock, 769,221 shares of which are issued and outstanding, of which 3,821,238 shares are designated Series B Convertible Preferred Stock, 1,629,894 shares of which are issued and outstanding, and of which 601,046 shares are designated Series C Convertible Preferred Stock, no shares of which are issued and outstanding. 267,197 shares are reserved for issuance upon exercise of warrants, options and other rights (collectively, "Rights") for the purchase of shares of capital stock of Buyer. Schedule 3.3 sets forth a complete and
                                   ------------
accurate list of (i) all stockholders of Buyer, indicating the number of shares held by each stockholder, (ii) all holders of Rights, including the number of shares subject to each Right, and (iii) all of stock option and other stock and equity-related plans of Buyer. All of the issued and outstanding shares are, and all shares that may be issued prior to the Effective Time upon exercise of Rights, will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Buyer is a party or which are binding upon Buyer providing for the issuance, disposition or acquisition of any of its capital stock, other than as listed in Schedule 3.3. There are no
                                                  ------------
plans providing for stock options or similar rights other than the Stock Plans listed in Schedule 3.3. There are no outstanding or authorized stock
          ------------
appreciation, phantom stock or similar rights with respect to the capital stock of Buyer. Except as set forth on Schedule 3.3, there are no agreements, voting
                                  ------------
trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of any shares of Buyer. All of the issued and outstanding shares of capital stock of Buyer, and the outstanding Rights, were issued in compliance with applicable federal and state securities laws.

     3.4  Effect of Agreement.  The execution, delivery and performance of the
          -------------------
Transaction Documents to which Buyer is a party do not and will not: (a) conflict with the Articles of

Incorporation or Bylaws of Buyer; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to Buyer or the Buyer Business Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer or impair the ability of Buyer to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the Buyer Contracts (as defined below); (d) create any security interest, mortgage, lien, claim, or encumbrance of any kind on any of the Buyer Business Assets; or (e) except for the filing of Articles of Merger and a Certificate of Merger with the Secretaries of State of the States of North Carolina and Delaware, respectively, require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of Buyer. The matters described on Schedule 3.4 are referred to as the "Buyer Required Consents."
             ------------

     3.5  Financials; Books. The audited balance sheet, statement of income,
          -----------------
changes in stockholders' equity and cash flows for fiscal year ended December 31, 1997, and the unaudited, internally prepared balance sheet, statements of income and cash flows for the six months ended June 30, 1998 (collectively, the "Buyer Financial Statements"), true and complete copies of which are attached hereto as Schedule 3.5, (a) are true, complete and correct in all material
          ------------
respects; (b) are in accordance with the books and records of Buyer; and (c) present fairly, in all material respects, the assets, liabilities and financial condition of Buyer as of the respective dates thereof, and the results of operations for the periods then ending in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Buyer has no liability or obligation that is not reflected or reserved against on the unaudited, internally prepared balance sheet for the six months ended June 30, 1998 (the "Buyer Balance Sheet"), except for those that are not required by generally accepted accounting principles to be included therein or those that have been incurred in the ordinary course of business since the date of the Buyer Balance Sheet (none of which may reasonably be expected to have a Material Adverse Effect on the Buyer). The books and records of Buyer are true, accurate and complete in all material respects and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

     3.6  Title to and Sufficiency of Assets. Set forth on Schedule 3.6 is a
          ----------------------------------               ------------
true and complete list of all material inventory, machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by Buyer and used in connection with its business (the "Buyer Assets"). Buyer has good and marketable title to all of the Buyer Business Assets, free and clear of all security interests, mortgages, liens, claims and encumbrances of every kind except for liens for current taxes not yet due and payable and as disclosed on Schedule
                                                                    --------
3.6.  The Buyer Business Assets constitute all of the assets of any nature
---
required to operate Buyer's business in the manner presently operated by Buyer. The Buyer Assets (a) are in good operating order, condition and repair (ordinary wear and tear excepted), (b) are suitable for use in the ordinary course of business of Buyer's business and (c) are free from material defects.

     3.7  Real Property. Buyer owns no real property.  Schedule 3.7 contains
          -------------                                ------------
true and correct descriptions of all real property leased by Buyer (the "Buyer Leased Real Property") and used in connection with its business, and all buildings, fixtures and improvements thereon (the

"Buyer Improvements"). All Buyer Improvements effected by Buyer and, to the knowledge of Buyer, all Improvements, conform in all material respects to all applicable state and local laws, health and safety ordinances and zoning and building ordinances. None of the Buyer Improvements effected by the Buyer, and, to the knowledge of the Buyer, none of the Improvements, encroach on the property of any third person. To the knowledge of Buyer, the Buyer Leased Real Property is zoned for the purposes for which such property is presently being used or has a valid variance therefrom.

     3.8  Contracts and Leases.  Schedule 3.8 lists all contracts, commitments,
          --------------------   ------------
agreements, understandings, obligations (including agreements for the borrowing of money or the extension of credit) that involve a commitment or expenditure by, or revenue to, Buyer of in excess of $10,000, leases (including leases for the Buyer Leased Real Property) and licenses, whether written or oral, to which Buyer is party or by which Buyer or the Buyer Business Assets is bound (collectively, the "Buyer Contracts"). Each of the Buyer Contracts is valid, binding and enforceable against the Buyer in accordance with its terms and is in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). There are no existing defaults on the part of Buyer or, to the knowledge of Buyer, any other party to the Buyer Contracts, and, to the knowledge of Buyer, no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults under any of the Buyer Contracts. The execution, delivery and performance of this Agreement does not and will not, with respect to any Buyer Contract, (a) constitute a default or accelerate the obligations thereunder, (b) require the consent of any person or party, except for the Buyer Required Consents, or (c) affect the enforceability or validity thereof or the terms thereof.

     3.9  Receivables.  All accounts receivables of Buyer (the "Buyer
          -----------
Receivables") are, and will be at the Effective Time, legal, valid and binding obligations and arose in the ordinary course of business. To the knowledge of the Buyer, the Buyer Receivables are not subject to any counterclaim, set off, defense, security interest, claim or encumbrance. The Buyer has made available to BioSupplyNet complete and correct copies of all instruments, documents and agreements evidencing receivables, including, without limitation, an aging schedule related to the Buyer Receivables.

     3.10 Intellectual Property.
          ---------------------

           (a) Intellectual Property Rights. Schedule 3.10(a) hereto sets forth
               ----------------------------  ----------------
a complete and correct list of (i) all patents (the "Buyer Patents"), trademarks, trade names (including all federal and state registrations pertaining thereto), proprietary data bases and registered copyrights owned by Buyer (collectively with all unregistered copyrights, the "Buyer Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by Buyer in its business which are material to its business and are used pursuant to a license or other right granted by a third party, and all agreements related thereto (collectively, the "Buyer Licensed Intellectual Property", and together with the Buyer Proprietary Intellectual Property referred to as "Buyer Intellectual Property"). Each of the federal, state and other governmental registrations with any country pertaining to the Buyer

Proprietary Intellectual Property is valid and in full force and effect. Buyer owns, or has the right to use pursuant to valid and effective agreements, all Buyer Intellectual Property, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such rights. No claims are pending against Buyer by any person with respect to the use of any Buyer Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to have a Material Adverse Effect on Buyer, and, to the knowledge of Buyer, the current use by Buyer of the Buyer Intellectual Property does not in any material respect infringe upon the rights of any third party.
Schedule 3.10(a) sets forth a list of all jurisdictions in which Buyer is
----------------
operating under a trade name, and each jurisdiction in which any such trade name is registered. No Buyer Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding of where Buyer received notice, nor is Buyer aware of any potentially interfering patent or patent application of any third party. To the knowledge of Buyer, no person or entity is presently selling or marketing a product which is covered by the Buyer Patents, and the Buyer Patents have not been challenged or threatened in any way. No current or former Buyer employee is named as an inventor on any pending patent application. All of the Buyer Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and to the knowledge of Buyer, there is no currently existing circumstance which would render the Patents invalid or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (b) Buyer Computer Software and Hardware.
              ------------------------------------

              (i)  Schedule 3.10(b) hereto sets forth a true and complete list
                   ----------------
of: (a) all software and associated documentation owned by Buyer material to the business of Buyer, other than custom-developed software developed for and assigned to a Buyer customer, that was owned by Buyer as of the date of its incorporation (such items set forth on Schedule 3.10(b) together with all
                                       ----------------
software and associated documentation material to the business of Buyer developed by Buyer since the date of its incorporation are hereinafter referred to as the "Buyer Proprietary Software"); (b) all software (other than the Buyer Proprietary Software and "shrink-wrap" software) used by Buyer or its employees in connection with the business of Buyer (the "Buyer Licensed Software" and together with the Buyer Proprietary Software, the "Buyer Software"). Buyer has all rights that are necessary or appropriate to distribute, license or sublicense the Buyer Software to third parties and to appoint others to do any of the foregoing to the extent that distribution, licensing or sublicensing of such software is necessary to the conduct of business of Buyer. Buyer has or has the right to use all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Material Adverse Effect on Buyer. The Buyer Software consists of: (a) source and object code embodied in magnetic media; and (b) all development and procedural tools, documentation and manuals necessary to maintain, enhance, develop derivative works, support and service the Buyer Proprietary Software, in accordance with historical practice, including licenses to use compilers, assemblers, libraries and other aids.

              (ii) Buyer has a valid right, title and interest in and to all intellectual property rights in the Buyer Proprietary Software, including all worldwide copyrights, trade secrets, trademarks, moral rights and proprietary and confidential information rights therein. The

Buyer Proprietary Software is free and clear of all liens, claims and encumbrances. The use by Buyer of the Buyer Licensed Software and the use and distribution of the Buyer Proprietary Software in the manner currently used and distributed by Buyer complies with the terms of all contracts or agreements to which Buyer is a party or by which it is bound and is in compliance with all applicable laws, regulations and codes of any foreign, U.S., state or local authority, including without limitation, all U.S. Export Administration Regulations. Buyer has been granted under the license agreements relating to the Buyer Licensed Software (the "Buyer License Agreements") valid and subsisting license rights with respect to all software comprising the Buyer Licensed Software and such rights may be exercised anywhere in the world. Buyer is in compliance with each of the terms and conditions of each of the Buyer License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on Buyer. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3 or Microsoft Word), Buyer has not made and is not, to the knowledge of Buyer, using any unauthorized copies of any such software programs and, to the knowledge of Buyer, none of the employees, agents or representatives of Buyer have made or are using any such unauthorized copies, except as would not have a Material Adverse Effect on Buyer.

              (iii) To the knowledge of Buyer, the Buyer Proprietary Software and such of the Buyer Licensed Software as is bundled with or is otherwise an integral part of the Buyer Proprietary Software does not infringe the patent, copyright or trade secret rights or any other intellectual property right of any third party which may exist anywhere in the world.

              (iv) Buyer has not granted rights in the Buyer Software to any third party except for rights granted to customers in the ordinary course of business pursuant to contracts with customers.

              (v) There have been no problems experienced by Buyer in the past twelve (12) months with respect to the Buyer Software, the related computer hardware used by Buyer in its operations or the provision of services to Buyer clients, which have arisen outside the ordinary course of business and would have a Material Adverse Effect on Buyer.

              (vi)   Except as set forth on Schedule 3.10, the Buyer Proprietary
                                            -------------
Software is, and such of the Buyer Licensed Software as is bundled with or is otherwise an integral part of the Buyer Proprietary Software (to the knowledge of the Buyer, after inquiry of the licensors of such BioSupplyNet Proprietary Software) is, Millennium Compliant.

              (vii) Prior to any export or re-export either directly or indirectly by Buyer of any software or other technical data, Buyer has first obtained the written approval or required export license for such export or re-export from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such export or re-export unless the export or re-export of software or other technical data is covered by a license exemption.

     3.11  Litigation. There are no claims, actions, suits or investigations
           ----------
pending, or to the knowledge of Buyer, threatened, against Buyer or its business or affecting the Buyer Business Assets.

     3.12  Compliance with Laws; Permits. There is not outstanding or, to the
           -----------------------------
knowledge of Buyer, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving Buyer or its business or the Buyer Business Assets. Buyer is currently, and has been at all times, in full compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the Buyer Business Assets and operations of its business, except for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Buyer has obtained all permits, certificates and licenses required for the conduct of its business and the ownership of the Buyer Business Assets, all of which are described on Schedule 3.12 (the "Buyer Permits"). Buyer is not in
                       -------------
violation of any of the Buyer Permits, and no proceedings are pending or, to the knowledge of Buyer, threatened to revoke or limit any Buyer Permit.

     3.13  Taxes.  Except as set forth on Schedule 3.13, Buyer has properly
           -----                          -------------
completed and timely filed all tax returns and reports required to be filed by it (the "Buyer Tax Returns"). All Buyer Tax Returns are accurate, complete and correct as filed, and Buyer has paid in full or made adequate provision in the Buyer Financial Statements for all amounts shown to be due thereon. Buyer has not been notified by any governmental authority that an audit or review of any tax matter is contemplated.

     3.14  Environmental Protection.  No substances that are defined by laws or
           ------------------------
regulations concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, "Hazardous Materials"), to the knowledge of Buyer, are or have been located in, on or about the Buyer Leased Real Property or the Improvements. To the knowledge of Buyer, the Buyer Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials, and the Buyer has not used, or provided permission to others to use the Buyer Leased Real Property, for the storage, manufacture or disposal of Hazardous Materials. To the knowledge of Buyer, no Hazardous Materials have been transported off site from the Buyer Leased Real Property. Specifically, but without limitation, to the knowledge of Buyer, there are and have been no storage tanks located on the Buyer Leased Real Property. Buyer has complied in all material respects with all federal, state and local environmental laws and regulations.

     3.15  Insurance. Schedule 3.15 describes all insurance policies maintained
           ---------  -------------
by Buyer with respect to its business and the Buyer Business Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

     3.16  Labor Matters.  No employees of  Buyer have been or are represented
           -------------
by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the best knowledge of Buyer, threatened against Buyer or its business. Buyer is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Buyer pending or, to the best knowledge of Buyer, threatened.

     3.17  Employee Benefits. Except as set forth on Schedule 3.17, there are no
           -----------------                         -------------
Plans, as defined below, contributed to, maintained or sponsored by Buyer, to which Buyer is obligated to contribute or with respect to which Buyer has any liability or potential liability, whether direct or indirect (including all Plans contributed to, maintained or sponsored by each member, of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), of which Buyer is a member to the extent Buyer has any potential liability with respect to such Plans). For purposes of this Agreement, the term "Plans" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     3.18  Absence of Changes. Since December 31, 1997, Buyer has conducted the
           ------------------
operations of its business only in the ordinary course, and has not:

          (a) Suffered any damage to any Buyer Business Asset, whether or not covered by insurance, except damage that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Buyer;

          (b) Sold or disposed of any Buyer Business Assets, except such sales or dispositions made in the ordinary course of business that would not, either individually or in the aggregate, have a Material Adverse Effect on Buyer;

          (c) Made any general wage increase for its employees as a group other than in the ordinary course of business;

          (d) Amended or terminated any Buyer Contract;

          (e) Incurred any obligation or liability, except normal trade or business obligations incurred in the ordinary course of business;

          (f) Introduced any new method of management, operations or accounting;

          (g) Suffered any adverse change in the condition (financial or otherwise), results of operations or its business or assets, or any other event, that might reasonably be expected to have a Material Adverse Effect on Buyer; or

          (h) Agreed, whether in writing or otherwise, to take any action described in this Section 3.18.

     3.19  Related Party Transactions. Except, as disclosed on Schedule 3.19,
           --------------------------                          -------------
the Buyer Contracts do not include any agreement with, or any other commitment to (a) any officer or director of Buyer; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which Buyer or any such officer, director or related person has an equity or participating interest.

     3.20  Disclosure.  No representation, warranty or statement made by Buyer
           ----------
in this Agreement or the exhibits or schedules hereto, or in any other document, certificate or other instrument furnished or to be furnished to BioSupplyNet pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading.

     3.21  Subsidiaries.  Buyer has no wholly owned or partially owned
           ------------
subsidiaries.

     3.22  Brokers' Fees.  Except as set forth in Schedule 3.23, Buyer has not
           -------------                          -------------
retained any broker, finder or agent, nor has any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.23  Buyer Preferred Stock.  The shares of Buyer Preferred Stock to be
           ---------------------
issued in connection with the Merger, when delivered hereunder, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights other than as provided in the Articles of Incorporation of the Buyer, as amended. The shares of Buyer Common issuable upon conversion of the Buyer Preferred Stock have been duly and validly reserved, and neither such shares nor the issuance thereof are subject to any preemptive rights (other than as provided in the Articles of Incorporation of the Buyer, as amended) and, upon issuance, such shares will be validly issued, fully paid and nonassessable.



                                  ARTICLE IV
                              CLOSING DELIVERIES

     At the Closing, the parties are making the following deliveries:

     4.1  Deliveries by BioSupplyNet. BioSupplyNet is delivering or causing to
          --------------------------
be delivered to Buyer the following:

          (a) Compliance Certificate. A certificate of BioSupplyNet (without
              ----------------------
qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that the representations and warranties of BioSupplyNet contained in this Agreement are true and correct as of the date hereof.

          (b) Consents and Approvals. All BioSupplyNet Required Consents.
              ----------------------

          (c) Secretary's Certificate. A certificate of the Secretary of
              -----------------------
BioSupplyNet, dated as of the date hereof, in form and substance reasonably satisfactory to Buyer and

Acquisition, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by BioSupplyNet or any of its officers, together with true signatures of such officers; (ii) that the copies of the Certificate of Incorporation and Bylaws of BioSupplyNet attached thereto are true, correct and complete; (iii) that the resolutions of the Board of Directors of BioSupplyNet attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect; (iv) that the resolutions of the Stockholders attached thereto evidencing approval of the Agreement and the transactions contemplated herein were duly adopted, have not been rescinded or amended and are in full force and effect; (v) that notice of the action of the Stockholders, if taken by written consent of fewer than all of the Stockholders, has been sent to the remaining Stockholders in accordance with the applicable provisions of the Delaware General Corporation Law; and (vi) that the number of Dissenting Shares does not exceed five percent (5%) of the number of outstanding shares of BioSupplyNet as of the date hereof.

          (d) Legal Opinion. An opinion of Skadden, Arps, Slate, Meagher & Flom
              -------------
LLP, counsel to BioSupplyNet, dated the date hereof, in the form of Exhibit B.
                                                                    ---------

          (e) Inventions Agreements. Non-Disclosure, Invention and Non-
              ---------------------
Competition Agreements between Buyer and the employees of BioSupplyNet in the form of Exhibit C (the "Inventions Agreements"), duly executed by all employees
        ---------
of BioSupplyNet.

          (f) Cold Spring Agreement. An Amendment Agreement in the form of
              ---------------------
Exhibit D, duly executed by Cold Spring Harbor Laboratory, a New York
---------
corporation ("Cold Spring") and BioSupplyNet.

          (g) Proxy. An irrevocable proxy in the form of Exhibit E, duly
              -----                                      ---------
executed by each of the Stockholders.

          (h) Stockholder Investment Representation Letter. A Stockholder
              --------------------------------------------
Investment Representation Letter in the form of Exhibit F, duly executed by each
                                                ---------
of the Stockholders.

          (i) Consents to Termination of Warrants. Written Consents of all
              -----------------------------------
holders of Warrants to the termination of such holders' Warrants.

          (j) Escrow Agreement.  The Escrow Agreement, duly executed by the
              ----------------
Indemnification Representative and each of the Stockholders.

          (k) Stock Certificates.  The certificates evidencing the Shares, duly
              ------------------
endorsed in blank or accompanied by executed stock powers.

          (l) Acquisition Stock Certificate. A certificate evidencing one (1)
              -----------------------------
share of BioSupplyNet Common, dated the date hereof and issued in the name of Buyer.

          (m) Resignations.  Resignations, duly executed, by all officers and
              ------------
directors of BioSupplyNet, of their respective positions with BioSupplyNet, effective as of the date hereof.

          (n) Termination Agreement.  An agreement in form satisfactory to Buyer
              ---------------------
terminating all rights under the Series A Stock Purchase Agreement and the Common Stock Acquisition Agreement by and between BioSupplyNet and the other signatories thereto, and all related agreements, duly executed by BioSupplyNet and the other signatories thereto.

          (o) Stock Plans.  Written evidence, satisfactory to Buyer, of the
              -----------
termination of all Stock Plans.

          (p) Employment/Consulting Agreements. Employment and/or consulting
              --------------------------------
agreements between Buyer and each of Lyle Brecht and Joan Boyce in forms reasonably satisfactory to the Buyer and such individuals (the "Employee Agreements"), duly executed by such employees of BioSupplyNet.

          (q) Major Stockholder Agreements.  Confidentiality and Non-
              ----------------------------
Solicitation or Non-Competition Agreements between each of Harris and Cold Spring and the Buyer, in the forms of Exhibit G (the "Major Stockholder
                                      ---------
Agreements"), duly executed by Harris and Cold Spring, respectively.

          (r) Registration Rights Agreement.  A Registration Rights Agreement by
              -----------------------------
and between the Buyer and the Stockholders in the form of Exhibit H (the
                                                          ---------
"Registration Rights Agreement"), duly executed by all of the Stockholders.

          (s)  Other Documents.  Such other agreements, documents, and
               ---------------
instruments as Buyer has reasonably requested to effect and evidence the consummation of the transactions contemplated by this Agreement.

     4.2  Deliveries by Buyer. The Buyer is delivering or causing to be
          -------------------
delivered to BioSupplyNet the following:

          (a) Compliance Certificate. A certificate of each of Buyer and
              ----------------------
Acquisition (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that the representations and warranties of Buyer and Acquisition contained in this Agreement are true and correct as of the date hereof.

          (b) Secretary's Certificates. A certificate of the Secretary of each
              ------------------------
of the Buyer and Acquisition, dated as of the date hereof, in form and substance reasonably satisfactory to BioSupplyNet, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by Buyer or Acquisition, as the case may be, or any of its officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws attached thereto are true, correct and complete; (iii) that the resolutions of the Board of Directors attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect; and (iv) if applicable, that the resolutions of the shareholders of the corporation attached thereto evidencing approval of the Agreement and the transactions contemplated herein were duly adopted, have not been rescinded or amended and are in full force and effect.

          (c) Legal Opinion. An opinion of Hutchison & Mason PLLC, counsel to
              -------------
Buyer, dated the date hereof, in the form of Exhibit I.

          (d) Escrow Agreement. The Escrow Agreement, duly executed by the Buyer
              ----------------
and the Escrow Agent.

          (e) Stock Certificates. The certificates evidencing the shares of
              ------------------
Buyer Preferred Stock (other than the Escrowed Shares which are being delivered to the Escrow Agent simultaneously with the Closing) to be delivered pursuant to
Section 1.3 hereof.

          (f) Inventions Agreements. The Inventions Agreements, duly executed by
              ---------------------
Buyer.

          (g) Employment / Consulting Agreements. The Employee Agreements, duly
              ----------------------------------
executed by Buyer.

          (h) Major Stockholder Agreements. The Major Stockholder Agreements,
              ----------------------------
duly executed by Buyer.

          (i) Registration Rights Agreement. The Registration Rights Agreement,
              -----------------------------
duly executed by Buyer.

          (j) Warrants.  Warrants to each of Harris and Cold Spring to purchase
              --------
53,644 shares of Buyer Common, respectively, in the form of Exhibit J hereto
                                                            ---------
(the "Buyer Warrants"), duly executed by the Buyer.

          (k) Options. Buyer Options issued to each individual listed on
              -------
Schedule 1.7, duly executed by the Buyer.
------------

          (l) Other Documents. Such other agreements, documents, and instruments
              ---------------
as BioSupplyNet has reasonably requested to effect and evidence the consummation of the transactions contemplated by the Agreement.



                                   ARTICLE V
                                   COVENANTS

     5.1  Repayment of Working Capital Loans.  Within ninety (90) days after the
          ----------------------------------
date hereof, Buyer will pay to Harris in cash the principal amount owed pursuant to certain working capital loans (the "Working Capital Loans") made by Harris to BioSupplyNet, up to a maximum of $285,000 (plus accrued interest on such principal amount). Buyer shall pay the remaining outstanding balance due under the Working Capital Loans at the earlier of (i) the closing by

Buyer or the Surviving Corporation or any of their respective successors or affiliates of a round of equity financing resulting in aggregate gross proceeds to the Buyer or the Surviving Corporation or any of their respective successors or affiliates of at least Two Million Five Hundred Thousand Dollars ($2,500,000) (other than the closing or closings, after the date hereof, of any issuances and sales by Buyer of a further tranche of its shares of its Series B Convertible Preferred Stock) or (ii) December 31, 1999.

     5.2   Further Assurances.  From and after the Closing, the parties shall
           ------------------
take such steps and execute such documents, and instruments as may be reasonably required to make effective the transactions contemplated hereby.


                                   ARTICLE VI
                                INDEMNIFICATION

     6.1  Indemnification.
          ---------------

          (a) The Stockholders shall indemnify the Surviving Corporation and the Buyer (the "Buyer Indemnified Persons") in respect of, and hold the Buyer Indemnified Persons harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Buyer Indemnified Persons ("Buyer Damages"):

               (i) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of BioSupplyNet; or

               (ii) resulting from any failure of any of the Stockholders to have good, valid and marketable title to the issued and outstanding Shares held by any such Stockholder, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

               (iii) resulting from any claim by a Stockholder or former security holder of BioSupplyNet, or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or a right to ownership of any shares of capital stock of BioSupplyNet which is claimed to have arisen prior to the Effective Time; (B) any rights of a stockholder of BioSupplyNet (other than the right to receive the Merger Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including rights with respect to any option, preemptive rights or rights to notice or to vote, in each case with respect to capital stock of BioSupplyNet owned or claimed to have been owned prior to the Effective Time; (C) any rights under the Certificate of Incorporation or Bylaws of BioSupplyNet as in effect at any time prior to the Effective Time; or (D) any claim that his, her or its shares of BioSupplyNet were wrongfully repurchased by BioSupplyNet prior to the Effective Time.

          (b) The Buyer shall indemnify each of the Stockholders (collectively, the "Seller Indemnified Persons") in respect of, and hold each of the Seller Indemnified Persons harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by such Seller Indemnified Person or any affiliate thereof ("Seller Damages" and collectively with the Buyer Damages, the "Damages"), resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Buyer or Acquisition contained in this Agreement.

     6.2  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification by a Buyer Indemnified Person or a Seller Indemnified Person (collectively, the "Indemnified Persons") pursuant to this Article VI shall be made in accordance with the provisions of this Agreement, Schedule 6.2 hereto (if applicable) ("Schedule 6.2") and the Escrow
           ------------
Agreement.

          (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VI, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representative (with respect to claims of Buyer Indemnified Persons) or the Buyer (with respect to claims of Seller Indemnified Persons), (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement (if applicable), this Article VI and Schedule 6.2 (if applicable), and (iii) such Indemnified Person shall be reimbursed in accordance with the provisions of the Escrow Agreement (if applicable), this Article VI and Schedule 6.2 (if applicable), for any such Damages for which it is entitled to indemnification pursuant to this
Article VI (subject to the right of the Indemnification Representative or the Buyer, as the case may be, to dispute the Indemnified Person's entitlement to indemnification under the terms of the Escrow Agreement (if applicable), this
Article VI and Schedule 6.2 (if applicable).

          (c) The Indemnified Person shall give prompt written notification to the Indemnification Representative or the Buyer, as the case may be, of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representative or the Buyer, as the case may be, shall relieve the Stockholders or the Buyer, as the case may be, of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within thirty (30) days after delivery of such notification, the Indemnification Representative or the Buyer, as the case may be, may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding provided the Indemnification Representative or the Buyer, as the case may be, acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the

Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VI. If the Indemnification Representative or the Buyer, as the case may be, does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative or the Buyer, as the case may be, assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative or the Buyer, as the case may be, which shall not be unreasonably withheld. The Indemnification Representative or the Buyer, as the case may be, shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

     6.3  Satisfaction and Treatment of Indemnity Payments.
          ------------------------------------------------

          (a) In the event that the Stockholders are required to provide indemnification hereunder to the Buyer Indemnified Persons, such indemnification obligations shall be satisfied solely by the delivery of shares of Buyer Preferred Stock held in the Escrow (valued at $2.796194 per share) in accordance with the terms of this Agreement and the Escrow Agreement. Any payment so made to a Buyer Indemnified Person pursuant to this Article VI or the Escrow Agreement shall be treated as a reduction in the Merger Consideration.

          (b) In the event that the Buyer is required to provide indemnification hereunder to one or more of the Seller Indemnified Persons, such indemnification obligations shall be satisfied solely by the issuance to such Seller Indemnified Persons, at no additional consideration, pro rata in accordance with their ownership of BioSupplyNet Stock, of additional shares of Buyer Preferred Stock (the "Additional Shares") (valued at $2.796194 per share of Buyer Preferred Stock) in accordance with the terms of this Agreement and Schedule 6.2. Any payment so made to a Seller Indemnified Person pursuant to this Article VI shall be treated as an increase in the Merger Consideration. Notwithstanding anything in this Agreement to the contrary, Harris shall be entitled to utilize any legal or equitable means at its disposal to enforce its right to repayment of Working Capital Loans in cash in accordance in Section 5.1 hereof.

          (c) No indemnification for any Buyer Damages or Seller Damages, as the case may be, shall be made by the Stockholders or the Buyer pursuant to the Escrow Agreement (if applicable), Schedule 6.2 (if applicable) or this Article VI until the aggregate amount of all Buyer Damages or Seller Damages, as the case may be, first exceeds $10,000 (the "Indemnification Minimum"), in which event the Stockholders or the Buyer, as the case may be, shall be liable for the aggregate amount of such Buyer Damages or Seller Damages, which amount shall include the Indemnification Minimum.

     6.4.  Survival.  The representations and warranties set forth in this
           --------
Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement and continue until the first anniversary of the Closing (the "Termination Date"). If a notice is given in accordance with the Escrow Agreement, this Article VI or Schedule 6.2 before the Termination Date, then the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

     6.5  Limitation.
          ----------

          (a) Notwithstanding anything to the contrary herein, the sole and exclusive remedy for indemnification claims by the Buyer or Acquisition under this Article VI is the Escrow and the aggregate liability of the Stockholders for Buyer Damages under this Article VI shall not exceed the total number of shares of Buyer Preferred Stock held in the Escrow. No Stockholder shall have any right of contribution against BioSupplyNet with respect to any breach by BioSupplyNet of any of their representations, warranties, covenants or agreements.

          (b) Notwithstanding anything to the contrary herein, the total liability of the Buyer for Seller Damages under this Article VI shall not exceed a maximum aggregate number of Additional Shares equal to the total number of Escrowed Shares placed in the Escrow at Closing (as such number of Escrowed Shares may be adjusted from time to time to reflect stock splits, stock dividends, recapitalizations, reorganizations or similar transactions affecting the Buyer Preferred Stock), and the sole and exclusive remedy for indemnification claims by the Stockholders, or any of them, under this Article VI is the issuance of the Additional Shares.


                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1  Survival of Representations. All representations and warranties of the
          ---------------------------
parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year.

     7.2  Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the Merger is consummated; provided,
                                                                  --------
however, that any investment banking, legal, accounting and other out-of-pocket
-------
fees and expenses in connection with the Merger incurred by BioSupplyNet in excess of $12,000 shall be paid directly by the Stockholders.

     7.3  Publicity.   No party to this Agreement shall issue any press release
          ---------
or public disclosure relating to the subject matter of this Agreement or the terms hereof without the prior written approval of the Buyer. Any press releases or other announcements concerning the transactions contemplated by this Agreement shall be approved by the Buyer prior to their issuance.

     7.4  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to BioSupplyNet:                      Copy to:
     ------------------                       -------

     BioSupplyNet, Inc.                       Skadden, Arps, Slate, Meagher &
     10 Skyline Drive                         Flom LLP
     Plainview, NY 11803                      One Beacon Street, 31/st/ Floor
     Attn: Lyle A. Brecht                     Boston, MA 02108
                                              Attn: Kent Coit, Esq.


     If to the Buyer:                         Copy to:
     ---------------                          -------

     SciQuest, Inc.                           Hutchison & Mason PLLC
     4100 Betterton Drive                     4011 Westchase Boulevard
     Raleigh, North Carolina 27613            Suite 400
     Attn: President                          Raleigh, North Carolina 27607
                                              Attn: Helga L. Leftwich, Esq.


     If to Acquisition:                       Copy to:
     -----------------                        -------

     SciQuest Acquisition, Inc.               Hutchison & Mason PLLC
     4100 Betterton Drive                     4011 Westchase Boulevard
     Raleigh, North Carolina 27613            Suite 400
     Attn: President                          Raleigh, North Carolina 27607
                                              Attn: Helga L. Leftwich, Esq.

Any party to this Agreement may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

     7.5  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of Delaware applicable to agreements made and to be performed entirely within such state.

     7.6   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.7   Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

     7.8   Third Party Beneficiaries.  None of the provisions of this Agreement
           -------------------------
or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement, except the Stockholders and, under Section 5.1 hereof, Harris (which shall be entitled to enforce the provisions of Section 5.1 against Buyer in accordance with its terms, and the parties hereto acknowledge and agree that neither this Section
7.8 nor Section 5.1 may be amended without the express written consent of Harris).

     7.9   Headings. The Article and Section headings contained in this
           --------
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     7.10  Amendments.  Any waiver, amendment, modification or supplement of or
           ----------
to any term or condition of this Agreement shall be effective only if in writing and signed by a majority in interest of the Stockholders and by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. Any amendment effected subsequent to the Stockholders' Consent shall be subject to the restrictions contained in the Delaware General Corporation Law. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.11  Severability.  In the event that any provision in this Agreement
           ------------
shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this

Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

     7.12  Entire Agreement.  This Agreement and the Schedules and Exhibits
           ----------------
hereto, constitute the entire Agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                                      BUYER:

                                      SCIQUEST, INC.


                                      By:  /s/ Scott Andrews
                                           ----------------------------
                                           Scott Andrews
                                           President


                                      ACQUISITION:

                                      SCIQUEST ACQUISITION, INC.


                                      By:  /s/ Scott Andrews
                                           ----------------------------
                                           Scott Andrews
                                           President


                                      BIOSUPPLYNET:

                                      BIOSUPPLYNET, INC.


                                      By:  /s/ Lyle Brecht
                                           ----------------------------
                                           Lyle Brecht
                                           President

                         List of Exhibits and Schedules
                         ------------------------------
                              for Merger Agreement
                              --------------------
                            Dated September 28, 1998
                            ------------------------
                                  By and Among
                                  ------------
      SciQuest, Inc., SciQuest Acquisition, Inc., and BioSupplyNet, Inc.,
      -------------------------------------------------------------------


Exhibits:
--------

Exhibit A  Escrow Agreement
Exhibit B Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP Exhibit C Form of Non-Disclosure, Invention and Non-Competition Agreement Exhibit D Amendment Agreement with Cold Spring Harbor Laboratory
Exhibit E  Form of Irrevocable Proxy
Exhibit F  Form of Stockholder Investment Representation Letter
Exhibit G  Major Stockholder Agreements
Exhibit H  Registration Rights Agreement
Exhibit I  Legal Opinion of Hutchison & Mason PLLC
Exhibit J  Warrants


Schedules:
---------

Schedule 1.7  Options
Disclosure Schedules for BioSupplyNet, Inc.
Disclosure Schedules for SciQuest, Inc.
Schedule 6.2  Procedures for Indemnification